1997 REGISTRATION RIGHTS AGREEMENT

      This 1997 REGISTRATION RIGHTS AGREEMENT, dated as of April 11, 1997 (this "Agreement"), is between Cal Dive International, Inc., a Minnesota corporation (the "Company"), and Coflexip, a French corporation ("CSO").

                                   RECITALS

      CSO and the Company are parties to a Purchase Agreement, dated as of April 11, 1997 (the "Purchase Agreement"), pursuant to which CSO is purchasing 3,699,788 shares of the common stock of the Company, without par value the ("Common Stock"), as described in the Purchase Agreement. In order to induce CSO to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

      The execution and delivery of this Agreement is a condition precedent to the obligation of CSO to accept Common Stock from the Company and the Selling Shareholders pursuant to the Purchase Agreement and to enter into the 1997 Shareholders Agreement.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. (a) Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as defined therein. For purposes of this Agreement, the following terms have the meanings set forth below:

      "CSO Registrable Securities" means (i) any Common Stock issued by the Company or purchased by CSO from the Selling Securityholders under the Purchase Agreement, and (ii) any other Common Stock acquired by CSO, including, without limitation, any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or similar event.

      "Public Offering" means any sale of capital stock of the Company to the public pursuant to an effective registration statement filed under the Securities Act.

      "Registrable Securities" means the CSO Registrable Securities, Executive Registrable Securities and the Funds' Registrable Securities (as the latter two terms are defined in the Registration Rights Agreement dated January 12, 1995 between, among others, the Company, the Funds and the Executives (the "1995 Registration Agreement")). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

      "Shareholders Agreement" means the 1997 Shareholders Agreement among CSO, the Company, the Executives and the Funds dated as of the date hereof.

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      2.    DEMAND REGISTRATIONS.

      (a) REQUEST FOR REGISTRATION. At any time, and from time to time, after the earlier of (i) January 12, 2000 or (ii) a Public Offering, CSO or the holders of the CSO Registrable Securities owning at least 25% of the CSO Registrable Securities then outstanding may request registration under the Securities Act of all or part of the CSO Registrable Securities. Within ten days after receipt of any such request (which shall specify the amount of CSO Registrable Securities to be registered), the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this Section 2(a) are referred to herein as "Demand Registrations."

      (b) DEMAND REGISTRATIONS. The holders of the CSO Registrable Securities are entitled to request and have effected up to three (3) Demand Registrations, PROVIDED, that at the time of such request the holders of CSO Registrable Securities own, in the aggregate, not less than 5% of the total outstanding shares of Common Stock. A registration will not count as one of the permitted Demand Registrations until it has become effective, and a registration initiated as one of the Demand Registrations will not count as one of the permitted Demand Registrations unless the holders of the CSO Registrable Securities are able to register and sell at least 50% of the CSO Registrable Securities requested by such holders to be included in such registration. All Demand Registrations shall be underwritten registrations.

      (c) PRIORITY ON DEMAND REGISTRATIONS. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the CSO Registrable Securities. If in connection with a Demand Registration the managing underwriters advise the Company and the holders of Registrable Securities in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the CSO Registrable Securities, the Company shall include in such registration (i) first, the Registrable Securities requested to be included in such registration, allocated pro rata among the Funds, the holders of CSO Registrable Securities and the Executives based on the number Registrable Securities owned, in the aggregate, by the Funds, the holders of CSO Registrable Securities and the Executives, respectively (with the Registrable Securities which are included in the registration for the Funds, the holders of CSO Registrable Securities and the Executives being allocated among the holders within each such group pro rata based on the number of Registrable Securities owned by each holder within the group or in such other manner as the holders within each group shall otherwise agree), and (ii) second, other securities requested to be included in such registration.

      (d) RESTRICTIONS ON DEMAND REGISTRATIONS. The Company shall not be obligated to effect any Demand Registration within six months after (i) the effective date of a previous Demand Registration, (ii) the effective date of an S-3 Registration (as defined in Section 4(a) hereof), or (iii) a registration in which the holders of CSO Registrable Securities were given piggyback rights pursuant to Section 3 and in which there was no reduction in the number of CSO Registrable Securities requested to be included. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the holders of a majority of the CSO Registrable Securities agree that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; PROVIDED, that in such event, the holders of the CSO Registrable Securities requesting such

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Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as a Demand Registration.

      (e) SELECTION OF UNDERWRITERS. The holders of a majority of the CSO Registrable Securities included in any Demand Registration shall have the right to recommend the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Company, which shall not be unreasonably withheld, delayed or conditioned.

      (f) OTHER REGISTRATION RIGHTS. Except as provided in this Agreement and the 1995 Registration Agreement, the Company shall not grant to any Person the right to require the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the CSO Registrable Securities; PROVIDED, that the Company may grant rights to other Persons who agree to be bound by the provisions of Section 8(d) of this Agreement or enter into a comparable agreement with the Company of which the holders of CSO Registrable Shares are a third-party beneficiary to (i) participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of CSO Registrable Securities with respect to such Piggyback Registrations and (ii) request registrations so long as the holders of CSO Registrable Securities are entitled to participate in any such registrations with such Persons pro rata on the basis of the number of shares owned by such Persons and such participating holders of CSO Registrable Securities (assuming for this purpose that all shares owned by all participating holders of CSO Registrable Securities are aggregated, on the one hand, and all shares owned by all other Persons participating in such Registration are aggregated, on the other hand).

      (g) REGISTRATION STATEMENT FORM. If any Demand Registration which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

      (h) EFFECTIVE REGISTRATION STATEMENT. A Demand Registration will not be deemed to have been effected unless it has become effective; PROVIDED that if within 180 days after it has become effective, the offering of CSO Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental agency or court, such registration will be deemed not to have been effected.

      3.    PIGGYBACK REGISTRATIONS.

      (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or S-3 Registration requested by holders of CSO Registrable Securities) and the registration form to be used may be used for the registration of CSO Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of CSO Registrable Securities of its intention to effect such a registration and shall include in such registration all CSO Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after such holder's receipt of the Company's notice.

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      (b) PIGGYBACK NOT A DEMAND REGISTRATION. The exercise by holders of CSO
Registrable Securities of their rights under this Section 3 shall not constitute a Demand Registration under Section 2 hereof.

      (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company and the holders of Registrable Securities in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, allocated pro rata among the Funds, the holders of CSO Registrable Securities and the Executives based on the number Registrable Securities owned, in the aggregate, by the Funds, the holders of CSO Registrable Securities and the Executives, respectively (with the Registrable Securities which are included in the registration for the Funds, the holders of CSO Registrable Securities and the Executives being allocated among the holders within each such group pro rata based on the number of Registrable Securities owned by each holder within the group or in such other manner as the holders within each group shall otherwise agree), and (iii) third, other securities requested to be included in such registration.

      (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company and the holders of Registrable Securities in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the securities initially requesting such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, allocated pro rata among holders requesting the registration, the Funds, the holders of CSO Registrable Securities and the Executives based on the number Registrable Securities owned, in the aggregate, by the holders requesting the registration, the Funds, the holders of CSO Registrable Securities and the Executives, respectively (with the Registrable Securities which are included in the registration for the holders requesting the registration, the Funds, the holders of CSO Registrable Securities and the Executives being allocated among the holders within each such group pro rata based on the number of Registrable Securities owned by each holder within the group or in such other manner as the holders within each group shall otherwise agree) and (ii) second, other securities requested to be included in such registration.

      (e) OTHER REGISTRATIONS. If the Company has filed a registration statement with respect to Registrable Securities pursuant to Section 2 or 4 or subject to this Section 3, and if such registration statement has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration statement.

      4.    FORM S-3 REGISTRATIONS.

      (a) If the Company becomes eligible to use Form S-3 under the Securities Act or a comparable successor form, the Company shall use its reasonable best efforts to continue to qualify at all times for registration of its capital stock on Form S-3 or such successor form. In such event, CSO or the holders of CSO Registrable Securities owning at least 25% of the CSO Registrable Securities then

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outstanding shall have the right, from time to time, to request and have effected up to three (3) registrations of shares of CSO Registrable Securities on Form S-3 or such successor form (which request shall specify the amount of CSO Registrable Securities to be registered), PROVIDED, that, at the time of such request, the holders of CSO Registrable Securities own, in the aggregate, not less than 5% of the total outstanding shares of Common Stock. All registrations requested pursuant to this Section 4(a) are referred to herein as "S-3 Registrations." A registration will not count as one of the permitted S-3 Registrations until it has become effective. If so requested by any holder of CSO Registrable Securities in connection with an S-3 Registration, the Company shall take such steps as are required to register such holder's CSO Registrable Securities for sale on a delayed or continuous basis under Rule 415 and shall take such steps as are required to keep such registration effective until all of such holder's CSO Registrable Securities registered thereunder are sold. S-3 Registrations need not be underwritten unless either the Company (if it includes shares in the S-3 Registration pursuant to Section 4(b) hereof) or the holders of a majority of the CSO Registrable Securities demanding the registration request that it be underwritten.

      (b) USE OF ALTERNATE REGISTRATION STATEMENTS; PRIORITY IN S-3 REGISTRATIONS. At the Company's option, the Company may elect to include in an S-3 Registration, Common Stock to be issued by the Company and, if required in order to effect the registration of such securities, cause the registration to be made pursuant to a registration statement on Form S-1 or S-2, which shall count as one of the five S-3 Registrations. If in connection with an underwritten S-3 Registration the managing underwriters advise the Company and the holders of Registrable Securities in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the CSO Registrable Securities, the Company shall include in such registration
(i) first, the Registrable Securities requested to be included in such registration, allocated pro rata among the Funds, the holders of CSO Registrable Securities and the Executives based on the number Registrable Securities owned, in the aggregate, by the Funds, the holders of CSO Registrable Securities and the Executives, respectively (with the Registrable Securities which are included in the registration for the Funds, the holders of CSO Registrable Securities and the Executives being allocated among the holders within each such group pro rata based on the number of Registrable Securities owned by each holder within the group or in such other manner as the holders within each group shall otherwise agree), and (ii) second, other securities requested to be included in such registration.

      (c) RESTRICTIONS ON S-3 REGISTRATIONS. The Company shall not be obligated to effect any S-3 Registration within six months after (i) the effective date of a previous Demand Registration, (ii) the effective date of a previous S-3 Registration hereof, or (iii) a registration in which the holders of CSO Registrable Securities were given piggyback rights pursuant to Section 3 and in which there was no reduction in the number of CSO Registrable Securities requested to be included. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for an S-3 Registration if the Company and the holders of a majority of the CSO Registrable Securities agree that such S-3 Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; PROVIDED, that in such event, the holders of the CSO Registrable Securities requesting such S-3 Registration shall be entitled to withdraw such request and, if such request is withdrawn, such S-3 Registration shall not count as an S-3 Registration.

      (d) SELECTION OF UNDERWRITERS. In an underwriter is requested pursuant to Section 4(a) hereof, the holders of a majority of the CSO Registrable Securities included in the S-3 Registration shall have the

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right to recommend the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Company which shall not be unreasonably withheld, delayed or conditioned.

      (e) EFFECTIVE REGISTRATION STATEMENT. An S-3 Registration will not be deemed to have been effected unless it has become effective; PROVIDED that if within 180 days after it has become effective, the offering of CSO Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental agency or court, such registration will be deemed not to have been effected.

      5. HOLDBACK AGREEMENTS. Each holder of CSO Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of the first registration statement of the Company declared effective under the Securities Act unless the underwriters managing the related offering otherwise agree; PROVIDED, that the holders of the CSO Registrable Securities shall not be so restricted unless comparable agreements are entered into by each executive officer and director of the Company and each holder of at least 2% (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date hereof.

      6.    REGISTRATION PROCEDURES.

      (a) Whenever the holders of CSO Registrable Securities have requested that any CSO Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such CSO Registrable Securities in accordance with the intended method or disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

            (i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such CSO Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by the holders of CSO Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and approval of such counsel);

            (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof disclosed to the Company by such sellers or set forth in such registration statement;

            (iii) furnish to each seller of CSO Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the CSO Registrable Securities owned by such seller;

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
            (iv) use its best efforts to register or qualify such CSO Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller and the managing underwriter or underwriters may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the CSO Registrable Securities owned by such seller; PROVIDED that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, or (ii) subject itself to taxation in any such jurisdiction;

            (v) notify each seller of such CSO Registrable Securities and the managing underwriter or underwriters, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any fact required to be stated therein to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchaser of such CSO Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact required to be stated therein to make the statements therein not misleading in the light of the circumstances then existing;

            (vi) cause all such CSO Registrable Securities to be listed on each securities exchange (including the NASDAQ National Market) on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system;

            (vii) provide a transfer agent and registrar for all such CSO Registrable Securities not later than the effective date of such registration statement;

            (viii)enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the CSO Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such CSO Registrable Securities (including effecting a stock split or a combination of shares);

            (ix) make available for inspection by any seller of CSO Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested (and not privileged in the case of information from attorneys) by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

            (xi) obtain for the benefit of the holders of CSO Registrable Securities included in the registration a cold comfort letter from the Company's independent public accountants in customary form

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and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the CSO Registrable Securities being sold reasonably request;

            (xii) obtain for the benefit of the holders of CSO Registrable Securities included in the registration an opinion of counsel in customary form and covering such matters of the type customarily covered by underwriters in an underwritten public offering; and

            (xiii)if any such registration or comparable statement refers to any holder of CSO Registrable Securities by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment, such holder is or might be deemed to be a controlling Person of the Company, such holder shall have the right to require (A) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company or (B) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; PROVIDED that with respect to this clause (B) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion of counsel shall be reasonably satisfactory to the Company.

      (b) Each seller of CSO Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the type described in clause (v) of Section 6(a) hereof, such seller shall forthwith discontinue disposition of such CSO Registrable Securities covered by such registration statement or related prospectus until such seller's receipt of the copies of the supplemental or amended prospectus contemplated by clause (v) of Section 6(a) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the prospectus covering such CSO Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause
(ii) of Section 6(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (v) of Section 6(a) hereof and including the date when each seller of CSO Registrable Securities shall have received the copies of the supplemental or amended prospectus contemplated by clause (v) of Section 6(a) hereof.

      (c) Each seller of CSO Registrable Securities agrees to provide the Company, upon receipt of its request, with such information about such seller as is necessary to enable the Company to comply with the requirements of the Securities Act and to execute such certificates as the Company may reasonably request in connection with such information and otherwise to satisfy any requirements of law.

      7.    REGISTRATION EXPENSES.

      (a) PAYMENT OF REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company, internal expenses, liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange (including the NASDAQ National Market) on which similar securities issued by the Company are then listed or, if not so listed, on the NASD automated quotation system (all such expenses being herein called "Registration Expenses"), shall be borne by the Company or such holders of Registrable

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Securities or other securities included in the registration (other than holders of CSO Registrable Securities) with whom the Company has agreements regarding the payment of such Registration Expenses.

      (b) COUNSEL OF CSO HOLDERS. In connection with each Demand Registration, S-3 Registration and each Piggyback Registration in which only the Company and holders of CSO Registrable Securities participate, the Company shall reimburse the holders of CSO Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the CSO Registrable Securities requested to be included in such registration; PROVIDED, such counsel shall agree to represent the other holders of Registrable Securities or other securities included in such registration if requested by such other holders. In connection with each Piggyback Registration in which holders of CSO Registrable Securities participate which is not subject to the preceding sentence, the Company shall arrange for the holders of CSO Registrable Securities covered by such registration to be represented, jointly with holders of other securities included in such registration and without expense to the holders of the CSO Registrable Securities included in such registration, by counsel acceptable to the holders of a majority of the CSO Registrable Securities requested to be included in such registration, which acceptance shall not be unreasonably withheld.

      8.    INDEMNIFICATION

      (a) The Company agrees to indemnify, to the extent permitted by law, each holder of CSO Registrable Securities, its officers and directors, general and limited partners, employees and agents and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including any amount paid in settlement of any action, suit or proceeding or any claim asserted subject to
Section 8(c) below) arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or (iii) any violation by the Company of the Securities Act or any rule or regulation thereunder in connection with such registration, and the Company will reimburse such Persons for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding or enforcing its rights under this Section 8; PROVIDED, that the Company shall not be liable to any Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to such seller furnished to the Company by such seller expressly for use in the preparation thereof. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, general and limited partners, employees and agents and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of CSO Registrable Securities.

      (b) In connection with any registration statement in which a holder of CSO Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use in such Registration Statement, PROVIDED that the obligation to indemnify shall be individual to each holder and shall be limited to the net amount of proceeds received by such holder from the sale of CSO Registrable Securities pursuant to such registration statement.

      (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; PROVIDED, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not, to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnifying party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. If the indemnification provided for in this Section 8 for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 8, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company, the holders of Registrable Securities or other securities sold in an offering (the "Selling Holders") and the underwriters from the offering, (ii) the relative fault of the Company, the Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, and (iii) any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities sold in the offering. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holders of the CSO Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 8 in excess of the net amount of proceeds received by such Selling Holder from its sale of securities under such registration statement. No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      (e) Indemnification similar to that specified in the preceding subsections of this Section 8 (with appropriate modifications) shall be given by the Company and each seller of CSO Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

      (f) The obligations of the parties under this Section 8 shall be in addition to any liability which any party may otherwise have to any other party.

      9. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; PROVIDED that no holder of CSO Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

      10.   RULES 144 AND 144A.

      (a) RULE 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of CSO Registrable Securities, make publicly available such information), and it will take such further action as any holder may reasonably request, all to the extent required from time to time to enable such holder to sell CSO Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of any holder of CSO Registrable Securities from time to time, the Company will deliver to any such holder (i) a written statement as to whether it has complied with such requirements, and (ii) at the Company's expense, an opinion of the Company's counsel as to the availability of an exemption from registration in connection with a proposed transfer of CSO Registrable Securities by such holder. Notwithstanding anything contained in this Section 10, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

      (b) RULE 144A. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, promptly upon the written request of any holder of CSO Registrable Securities, provide in writing to such holder and to any prospective transferee of any of the CSO Registrable Securities of such holder the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any such holder, cooperate with and assist such holder or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Common Stock for trading through PORTAL. The Company's obligations under this Section 10(b) shall at all times be contingent upon receipt from the prospective transferees of CSO Registrable Securities of a written agreement to take all reasonable precautions to safeguard the Rule 144A

Information from disclosure to anyone other than Persons who will assist such transferee in evaluation the purchase of the CSO Registrable Securities.

      11.   MISCELLANEOUS.

      (a) NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of CSO Registrable Securities under this Agreement.

      (b) ADJUSTMENTS AFFECTING CSO REGISTRABLE SECURITIES. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of CSO Registrable Securities to include such CSO Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such CSO Registrable Securities in any such registration (including affecting a stock split or a combination of shares).

      (c) REMEDIES. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

      (d) CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the holders of the CSO Registrable Securities unless such modification, amendment or waiver is approved in writing by the Company and the holders of a majority of the CSO Registrable Securities. The failure of any party to enforce any of the provisions of this Agreement shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      (e) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of CSO Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of CSO Registrable Securities; PROVIDED, that subsequent holders of CSO Registrable Securities shall be permitted to have their shares registered pursuant to this Agreement only if they agree in writing to be bound by the terms of this Agreement (including without limitation Section 8(b) hereof) if requested by the Company.

      (f) SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

      (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

      (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

      (i) SECTION HEADINGS. The Section headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      (j) NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and shall be either personally delivered or sent by reputable overnight courier service (charges prepaid) or by confirmed facsimile transmission to the recipient at the address for such recipient set forth in the 1995 Registration Agreement or below and to any subsequent holder of CSO Registrable Securities subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally or by confirmed facsimile transmission and one day after deposit with a reputable overnight courier service.

      If to CSO:

                  Coflexip
                  23 avenue de Neuilly
                  75116 Paris, France
                  Attention:  General Counsel
                  Facsimile No:  33 1 40 67 6007

      With a copy (which shall not constitute notice) to:

                  Nixon, Hargrave, Devans & Doyle LLP
                  437 Madison Avenue
                  New York, New York  10022
                  Attn:  Richard F. Langan, Jr., Esq.
                  Facsimile No: 212-940-3111


      If to the Company:

                  Cal Dive International, Inc.
                  13430 Northwest Freeway
                  Suite 350
                  Houston, Texas 77040
                  Attn:  Mr. Owen Kratz, President
                  Facsimile No: 713-690-2204

      or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

      12. JOINDER CONSENT AND WAIVER OF THE EXECUTIVES AND THE FUNDS. By their execution of this Agreement, each of the Executives and each of the Funds hereby
(i) consent, pursuant to Section 2(f) of the 1995 Registration Agreement, and
(ii) waive the application of Sections 10(a) and 10(b) of the 1995
Registration Agreement, evidencing his or its consent, as required pursuant to
Section 2(f), 10(a) and 10(b)
of the 1995 Registration Agreement, to the Company's entering into this Agreement and granting to CSO the registration rights described herein, and agrees to be bound by the terms of this Section 12. The parties agree that this Agreement and the 1995 Registration agreement are to be interpreted together so as to provide holders of CSO Registrable Securities, the Executives and the Funds with comparable registration rights with respect to all registrations of Registrable Securities by the Company, except as expressly provided otherwise herein or therein. Without limiting the generality of the foregoing, each of the Executives and each of the Funds agree that in any demand registration under
Section 2 of the 1995 Registration Agreement or in any registration in which any of the Executives or the Funds exercise their rights under Section 3 of the 1995 Registration Agreement, in each case where holders of CSO Registrable Securities participate in such registration pursuant to Section 3 of this Agreement,
Section 2(c), 3(c) or 3(d) of this Agreement, as applicable, shall govern the determination of the Registrable Securities to be included in such registration so that the Funds, the Executives and the holders of CSO Registrable Securities have the same priority in such registrations. Furthermore, the Funds and the Executives agree to be bound by the provisions of Section 8(d) hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


CAL DIVE INTERNATIONAL, INC.


By: OWEN KRATZ, PRESIDENT
    Owen Kratz, President


COFLEXIP


By: PIERRE MARIE VALENTIN
    Pierre Marie Valentin, Chairman
    and Chief Executive Officer

FOR PURPOSES OF THE CONSENT IN SECTION 12 HEREOF:

FIRST RESERVE SECURED ENERGY ASSETS FUND, LIMITED PARTNERSHIP

By: FIRST RESERVE CORPORATION, as General Partner

By: DAVID H. KENNEDY
    David H. Kennedy, Managing Director

FIRST RESERVE FUND V, LIMITED PARTNERSHIP

By: FIRST RESERVE CORPORATION, as General Partner

By: DAVID H. KENNEDY
    David H. Kennedy, Managing Director

FIRST RESERVE FUND V-2, LIMITED PARTNERSHIP

By: FIRST RESERVE CORPORATION, as General Partner

By: DAVID H. KENNEDY
    David H. Kennedy, Managing Director

FIRST RESERVE FUND VI, LIMITED PARTNERSHIP

By:  FIRST RESERVE CORPORATION, as General Partner

By: DAVID H. KENNEDY
    David H. Kennedy, Managing Director

EXECUTIVES

GERALD G. REUHL

OWEN KRATZ

S. JAMES NELSON